UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 18, 2019 (January 14, 2019)

SIMPLICITY ESPORTS AND GAMING COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-38188	82-1231127
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1345 Avenue of the Americas, 15th Floor New York, New York	10105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 370-1300

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(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 14, 2019, F. Jacob Cherian notified the Board of Directors (the “Board”) of Simplicity Esports and Gaming Company (the “Company”) of his resignation, effective as of February 8, 2019, from his position as the Co-Chief Executive Officer of the Company and from any other officer positions he may hold with the Company. Mr. Cherian’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

On January 14, 2019, Suhel Kanuga also notified the Board of his resignation, effective as of February 8, 2019, from his positions as the Chief Financial Officer, Secretary and Treasurer of the Company and from any other officer positions he may hold with the Company. Mr. Kanuga’s resignation is not as a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices.

Mr. Cherian and Mr. Kanuga shall both remain as members of the Board after their respective resignations as officers of the Company.

On January 18, 2019, the Board appointed Jed Kaplan, the current Co-Chief Executive Officer, to act as the interim-Chief Financial Officer of the Company, effective upon the effectiveness of the resignation of Mr. Kanuga. The Company intends to promptly commence a search for a permanent Chief Financial Officer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 18, 2019

SIMPLICITY ESPORTS AND GAMING COMPANY

By:	/s/ Jed Kaplan
Name: Jed Kaplan
Title: Co-Chief Executive Officer